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EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-51122, Form S-8 No. 333-84672, Form S-8 No. 333-45410, Form
S-8 No. 333-11537 and Form S-8 No. 333-110106) of Andrx Corporation and in the related Prospectus of our report dated February 25, 2004 with respect to the consolidated financial statements of Andrx Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2003.


                                                     /s/ Ernst & Young LLP

Fort Lauderdale, Florida
March 10, 2004